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                                                              Exhibit 99.906CERT

          CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Report on Form N-CSR for the Jefferson Pilot Variable Fund, Inc. (the "Fund"), the undersigned hereby certifies, to the best of his knowledge, that:


          a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

          b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 17, 2005                        \s\ Ronald Angarella
                                                --------------------
                                                Ronald Angarella
                                                President

Dated: February 17, 2005                        \s\ John A. Weston
                                                ------------------
                                                John A. Weston
                                                Treasurer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.